Exhibit 10.1
ZOETIS INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
1.Purpose. The purpose of the Amended and Restated Zoetis Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to enable non-employee directors of Zoetis Inc. (the “Company”) to defer the receipt of certain compensation earned in their capacity as non-employee directors of the Company. The Plan is an unfunded deferred compensation plan that is intended to (a) comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”) and shall be interpreted accordingly and (b) be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan shall be effective as of October 10, 2018.
2.Eligibility. Directors of the Company who are not also employees of the Company, its parent or any of its subsidiaries (“Directors”) are eligible to participate in the Plan, subject to their election to defer eligible compensation as required hereunder.
3.Administration. The Plan shall be administered by the Zoetis Inc. Board of Directors (the “Board”). The Board shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. The Board may delegate some or all of its powers and responsibilities under the Plan to one or more officers of the Company, in which case references herein to the “Board” will also be deemed to refer to such delegated officer(s); provided, however, that any such delegation shall be limited to administrative or ministerial matters and shall not extend to Plan design changes. Determinations made by the Board with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries and/or representatives.
4.Deferral of Compensation. Subject to such rules and procedures that the Board may establish from time to time and subject to any determinations of the Company to pay compensation to Directors from time to time, Directors may elect to defer under the Plan all or a portion of their annual cash retainer fees and annual committee chair cash retainer fees (such cash compensation, collectively, the “Director Retainer Fees”) and all or a portion of their annual restricted stock unit (“RSU”) awards (each, an “RSU Award” and together with Director Retainer Fees, “Director Compensation”) granted after December 31, 2018 under the Zoetis Inc. 2013 Equity and Incentive Plan, as amended from time to time, or any successor plan under which the Company grants RSU Awards (the “Equity Plan”).
(i)New Director Elections. Each individual who first becomes a Director on or after the date this Plan becomes effective may elect to become a participant in the Plan by electing, within 30 days of the effective date of his or her appointment or election to the Board, to make deferrals under the Plan with respect to his or her Director Compensation. An election under this Section 4(i) must be submitted on the form designated by the Board from time to time and in accordance with the procedures established by the Board from time to time, and shall be effective only with respect to Director Compensation earned after the effective date of the election.
(ii)Other Initial Elections. A Director may elect to defer Director Compensation with respect to calendar years commencing after the Director is appointed or elected to the Board in accordance with this Section 4(ii). Any such deferral election must comply with all rules, forms and procedures established by the Board from time to time in its sole and absolute discretion.
a.Deferral of Director Retainer Fees. A Director may elect to defer Director Retainer Fees under the Plan by submitting a deferral election on the form designated by the Board from time to time in accordance with the procedures established by the Board from time to time. Each such election shall be effective only with respect to Director Retainer Fees relating to services to be performed in the calendar year immediately following the year in which the election is made and subsequent calendar years.
b.Deferral of RSU Awards. A Director may elect to defer an RSU Award under the Plan by submitting a deferral election on the form designated by the Board from time to time in accordance with the procedures established by the Board from time to time. Each such election shall be effective only with respect to RSU Awards granted in the calendar year immediately following the year in which the election is made and subsequent calendar years. Each deferral election in respect of an RSU Award must relate to 100% of the RSUs subject to such RSU Award. The deferral election will also be applied to all dividend equivalents credited under the Equity Plan with respect to the deferred portion of such RSU Award.
c.Elections Irrevocable. Once a Director has submitted an election to defer Director Compensation, the election shall continue in effect for the remainder of the Director’s service as a member of the Board, unless (1) no later than 10 days prior to the beginning of any calendar year (or such earlier date determined by the Board from time to time), a Director revokes his or her deferral election, or modifies the portion of Director Compensation to be deferred, with respect to the entirety of such calendar year, or (2) a Director modifies his or her election with respect to the timing of distribution of his or her Cash Account to the extent permitted by Section 7(i)(b).

5.Creation of Accounts; Crediting of Deferred Amounts. For each Director who has elected to participate in the Plan, the Company shall establish a separate deferred compensation account on its books for the Director Retainer Fees deferred by such Director (each, a “Cash Account”) and/or for the RSU Awards deferred by such Director (each, a “Stock Account”), as applicable.
(i)Cash Accounts. An amount shall be credited to each participating Director’s Cash Account as of each date on which Director Retainer Fees deferred under the Plan would otherwise have been paid to such Director. The Board may, in its discretion, offer Directors a choice among various investment alternatives in which Directors may elect to invest their deferred Director Retainer Fees pursuant to such rules and procedures as the Board shall determine in its discretion. The Director’s Cash Account balance, including any investment gains or losses credited to the account, shall become payable as set forth in Section 7.
(ii)Stock Accounts. Deferred Stock Units (as defined below) will be credited to each participating Director’s Stock Account as of each date on which an RSU Award deferred under the Plan would otherwise have been settled in the absence of the applicable deferral election. Prior to such crediting to the Director’s Stock Account, each RSU Award subject to a deferral election shall remain subject to all terms and conditions of the Equity Plan and the applicable award agreement (including any applicable time-based and/or performance-based vesting conditions, voting rights, entitlement to dividend equivalents, and adjustment of shares of Common Stock (as used herein, such term shall have the meaning given in the Equity Plan)) except that the provisions regarding distribution and settlement of such RSU Award shall be governed by this Plan. The Deferred Stock Units credited to each Director’s Stock Account shall become payable as set forth in Section 7. The term “Deferred Stock Unit” means a unit of measurement of a Director’s Deferred Stock Account, with each such Deferred Stock Unit representing an interest equivalent to one share of Common Stock.
a.Dividend Equivalents. If the Company declares a cash dividend on its Common Stock, a Director’s Stock Account will be credited with additional Deferred Stock Units reflecting dividend equivalents. The number of additional Deferred Stock Units which shall be credited on any dividend record date shall be equal to (1) the per share cash dividend paid on the Common Stock, multiplied by (2) the number of Deferred Stock Units credited to such Account as of the record date for the applicable dividend payment (including Deferred Stock Units reflecting prior dividend equivalents), divided by (3) the Fair Market Value (as used herein, such term shall have the meaning given in the Equity Plan) of a share of Common Stock on the dividend record date.
b.Changes in Capitalization. Deferred Stock Units shall be adjusted in the same manner that outstanding RSUs under the Equity Plan are adjusted in the event of a “Change in Capitalization” as defined in the Equity Plan; however, no such adjustment shall affect the payment date of amounts deferred under this Plan.
6.Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution or with the consent of the Board.
7.Payment of Accounts.
(i)Cash Account.
a.Initial Elections. Subject to Section 7(i)(c), each Director shall have the election to receive payment of his or her entire Cash Account balance as either (1) a lump sum cash payment within 30 business days following the termination of the Director’s service as a member of the Board that constitutes a “separation from service” (as defined in Treasury Regulation 1.409A-1(h)) (a “Termination Event”) or (2) equal annual cash installments for a period of between 2 and 15 years (at the Director’s election) to be paid in January of each year, commencing with January of the year following the year in which the Termination Event occurs. Notwithstanding anything to the contrary, once a Director submits an initial election as to the time and form of payment of the Director’s Cash Account, such initial election shall apply to the Director’s entire Cash Account and may not be modified, except to the extent permitted by Section 7(i)(b).
b.Subsequent Elections. A Director may make one or more subsequent elections to defer the timing of payment for all of the Director’s Cash Account, provided that any such election shall be effective only if the following conditions are satisfied: (1) the new election may not take effect for at least twelve (12) months after the date of filing the election; (2) the election must be made at least twelve (12) months before payments would have otherwise begun; (3) distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and (4) the new election may not be made if the distribution with respect to the Director’s Cash Account is scheduled to be made in installments and such installment distributions have begun. Any such subsequent deferral election will be irrevocable once submitted and will apply to the entire balance of the Director’s Cash Account, including amounts credited thereto after such election is made.
c.Death. Notwithstanding any deferral election made by a Director, in the event of the Director’s death, his or her Cash Account balance shall be paid in a single lump sum payment within 30 business days following the Director’s death in accordance with Section 8.
(ii)Stock Account. All Deferred Stock Units credited to a Director’s Stock Account will be paid in a lump sum payment within 30 business days following the earlier to occur of (a) the Director’s Termination Event (and, if such Termination Event results from the Director’s death, will be paid in accordance with Section 8) and (b) a Change in Control that constitutes a “change in ownership or control” for purposes of Section 409A. Unless the Board determines otherwise, each Director’s Deferred Stock Units will be paid in the form of shares of Common Stock. One share of Common Stock shall be distributed for each whole Deferred Stock Unit subject to payment, with fractional Deferred Stock Units paid in cash based on the Fair Market

Value of the Common Stock on the payment date. Shares of Common Stock distributed under this Plan will be issued pursuant to, and subject to the additional terms and conditions described in, the Equity Plan.
(iii)Delayed Payment. Notwithstanding the foregoing, to the extent required to avoid additional tax under Section 409A, if a Director is a “specified employee” (as defined in Treasury Regulation 1.409A-1(i)) at the time of his or her Termination Event, no payment payable by reason of such Termination Event will be made to the Director until the earlier of (a) the first day of the 7th month after the Director’s Termination Event and (b) the date of his or her death and, on such date, the Director will receive all payments that would have been paid during such period in a single lump sum.
8.Beneficiary Designations. A Director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made following the Director’s death.  At any time, and from time to time, the identity of such beneficiary designation may be changed or canceled by the Director without the consent of any beneficiary.  Any such beneficiary designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary.  If a Director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal amounts unless the Director has designated otherwise.  If no beneficiary has been named by the Director, or the designated beneficiaries have predeceased him or her, the Director’s beneficiary shall be determined pursuant to the Director’s will or, if there is no valid will, the executor or administrator of the director’s estate.
9.Section 409A. It is the intent of this Plan that all payments hereunder comply with the requirements of Section 409A so that none of the payments to be provided under this Plan will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. For purposes of Section 409A, each payment to be made pursuant to the Plan is designated as a separate payment. The Company and each Director will work together in good faith to consider amendments to the Plan or revisions to the Plan with respect to the deferral and payment of any Director Compensation that are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Director under Section 409A. In no event will the Company reimburse a Director for any taxes or other penalties that may be imposed on the Director as a result of Section 409A.
10.Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Director Retainer Fees credited to such Director’s Cash Account under the Plan and the Deferred Stock Units credited to such Director’s Stock Account under the Plan.
11.Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.
12.Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. Directors shall be subject to such additional rules as may be required by the Board for purposes of compliance with applicable securities laws, including Section 16 of the Securities Exchange Act of 1934, as amended.
13.Termination and Amendment of the Plan. The Board may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director. The Board may amend the Plan at any time and from time to time; provided, however, that no such amendment shall materially and adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.